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                                                                     EXHIBIT 5.1

                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600


                                January 18, 2002


Omega Healthcare Investors, Inc.
900 Victors Way
Suite 350
Ann Arbor, Michigan 48108


    RE: REGISTRATION OF 9,350,000 SHARES OF COMMON STOCK;
      REGISTRATION STATEMENT ON FORM S-11


Ladies and Gentlemen:

    We have acted as counsel to Omega Healthcare Investors, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-11 (the "Registration Statement"), of up to 9,400,000 shares of common stock, $.10 par value ("Common Stock"), of the Company (the "Shares").


    In this capacity, we have examined the Registration Statement in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on November 2, 2001, and Amendment Nos. 1, 2 and 3 thereto, which is to be filed with the Commission on the date hereof, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.


    In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. The opinions set forth herein are limited to Maryland General Corporation Law and the federal laws of the United States of America.

    Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and when sold, will be validly issued, fully paid and non-assessable.

    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                          Very truly yours,


                                          /s/ Powell, Goldstein, Frazer & Murphy
                                          LLP